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                                                                   Exhibit 10.27


                               LOCK UP AGREEMENT

CRUTTENDEN ROTH INCORPORATED
As Representative of the several Underwriters
18301 Von Karman, Suite 100
Irvine, California 92612

          Re:   CPS Systems, Inc. (the "Company")

Ladies & Gentlemen:

          The undersigned is a record or beneficial owner of certain shares of the Company's common stock, $.01 par value (the "Common Stock"), or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which Cruttenden Roth Incorporated will act as the representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

          In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Cruttenden Roth Incorporated (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date one year after the date of the final prospectus for the Offering (the "Effective Date"). In addition, the Representative shall have the right of first refusal for a period of two years after the Effective Date to be the sole broker/dealer for any sales made under Rule 144 of the Securities Act (or similar provisions enacted subsequent to the date of this agreement). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

          This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned; provided, however, that this agreement will be deemed terminated, and will have no further force and effect, if, for any reason whatsoever, the Offering is not completed prior to April 30, 1998.


Dated:_______________________, 1997


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Printed Name of Holder


By:
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   Signature


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Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)